Exhibit 23.1
Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Interface, Inc. Savings and Investment Plan
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-93679 and 333-10377) of our report dated June 17, 2009, relating to the financial statements and supplemental schedule of Interface, Inc. Savings and Investment Plan appearing on this Form 11-K for the year ended December 31, 2008.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Atlanta, Georgia
June 17, 2009